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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES
                             OF TERRA NETWORK, S.A.



COMPANY                                                       PLACE OF INCORPORATION OR
                                                              ORGANIZATION
                                                              ------------
Terra Networks Argentina, S.A.                                Argentina
(TN Argentina)

Netgocios S.A.                                                Argentina

Donde Latinoamericana S.A.                                    Argentina
(Donde)

Telefonica Servicios y Contenidos
por la Red, S.A.                                              Spain
(TSCR)

Ifigenia Plus, S.L.                                           Spain
(Ifigenia)

Telefonica Interactiva de Contenidos, S.A.                    Spain

Ordenamientos de Links Especializados, S.L.                    Spain
(Ole)

Advertising Quality, S.L.                                     Spain
(ADQ)

Plataformas Tematicas Internet, S.L.                          Spain
(PTI)

Telefonica Interactiva Brazil Ltda.                           Brazil
(TI Brazil)

Terra Networks Brazil, S.A.                                   Brazil
(TNB)

Telefonica Interactiva USA, Inc.                              Florida, USA

Terra Networks Access Services USA, L.L.C.                    Delaware, USA
(TI USA ISP)

Terra Networks Interactive Services USA, L.L.C.               Delaware, USA
(TI USA Portal)

Infovia, S.A.                                                 Guatemala

Centro de Investigacion y Experimentacion
de Realidad Virtual, S.A.                                     Spain
(CIERV)

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
COMPANY                                                       PLACE OF INCORPORATION OR
                                                              ORGANIZATION
                                                              ------------
Corporacion Real Time Team, S.L.                              Spain

Real Time Team, S.L.                                          Spain
(Teknoland RTT)

Real Time Team Programacion, S.L.                             Spain

Teknoland E-Biz, S.L.                                         Spain

La Tienda de Fondos, S.L.                                     Spain

Commm Corp.                                                   Florida, USA

Teknoland Think-Biz, S.L.                                     Spain

Terra Networks Peru, S.A.                                     Peru
(TN Peru)

Terra Networks, S.A. de C.V.                                  Mexico

Informacion Selectiva, S.A. de C.V.                           Mexico
(Infosel)

Interdata Infosel S.A. de C.V.                                Mexico

Infoshare Communications, Inc.                                Texas, USA

Seguridata Privada, S.A. de C.V.                              Mexico

Telefonica Interactiva Chile Limitada                         Chile
(TI Chile)

Proveedora de Servicios de Conectividad, S.A.                 Chile
(CTC Internet)

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